Exhibit 10.11

COLLATERAL ASSIGNMENT OF INTERESTS

THIS COLLATERAL ASSIGNMENT OF INTERESTS (this “Assignment”), dated as of December 17, 2014, by CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (“Assignor”), to KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as the Agent for itself and other Lenders from time to time party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as the Agent, is hereinafter referred to as the “Agent”).

W I T N E S S E T H:

WHEREAS, Assignor is a member of each of the limited liability companies described on Exhibit “A” attached hereto and made a part hereof and a partner of the limited and general partnerships described on Exhibit “A” attached hereto and made a part hereof (such limited liability companies and partnerships (other than any such limited liability company or partnership whose Equity Interests have been released from the lien and security interest of this Assignment in accordance with §5.4 of the Credit Agreement) are hereinafter referred to collectively as the “Companies” and individually as a “Company”); and

WHEREAS, the Companies are governed by the agreements and other organizational documents, if any, described on Exhibit “A” attached hereto opposite the respective Company (collectively, the “Organizational Agreements”); and

WHEREAS, Assignor, KeyBank, the other Lenders which are now or hereafter a party thereto and the Agent have entered into that certain First Amended and Restated Credit Agreement dated as of even date herewith (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to provide to Assignor a revolving credit loan facility in the amount of up to $180,000,000.00 pursuant to the Credit Agreement, which revolving credit loan facility may be increased to up to $400,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Amended and Restated Revolving Credit Notes made by Assignor to the order of the Lenders in the aggregate principal face amount of $180,000,000.00 and that certain Amended and Restated Swing Loan Note made by Assignor to the order of KeyBank in the principal face amount of $15,000,000.00 (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”); and

WHEREAS, the Agent and the Lenders have required, as a condition to the making of the Loan to Assignor, that Assignor execute this Assignment in order to secure the prompt and complete payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all indebtedness, liabilities, duties, responsibilities and obligations, whether such indebtedness, liabilities, duties, responsibilities and obligations are now existing or are hereafter created or arising, under the Credit Agreement, the Note and/or the other Loan Documents, including, without limitation, the payment, observance and performance of, among other things, (a) the obligations of Assignor arising from this Assignment and the other Loan Documents to which it is a party, (b) all other Obligations

(including, in the case of each of clauses (a) and (b), any interest, fees and other charges in respect of the Credit Agreement and the other Loan Documents that would accrue but for the filing of a petition initiating any bankruptcy, insolvency, receivership or other similar case or proceeding under federal or state law, whether or not such interest, fees and other charges accrue or are recoverable against Assignor after the filing of such petition for purposes of the Bankruptcy Code or are an allowed claim in such proceeding), and (c) the Hedge Obligations (as defined in the Credit Agreement) other than the Excluded Hedge Obligations, plus reasonable attorneys’ fees and expenses if the obligations represented under this Assignment, the Credit Agreement and the other Loan Documents are collected by law, through an attorney-at-law, or under advice therefrom (all such indebtedness, liabilities, duties, responsibilities and obligations being hereinafter referred to as the “Secured Obligations”).

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

2. Grant of Security Interest. As security for the payment and performance by Assignor of each and all of the Secured Obligations, Assignor does hereby transfer, assign, pledge, convey, and grant to the Agent, and does hereby grant a security interest to the Agent in, all of Assignor’s right, title and interest in and to the following:

(a) All right, title, interest and claims or rights of Assignor now or hereafter acquired as a member or partner of the Companies, specifically including, but without limitation, Assignor’s economic rights, control rights and interest and status as a member or partner in the Companies, the interest of Assignor in, to and under the Organizational Agreements of each of the Companies, the capital of the Companies, and the property and assets of the Companies and any rights pertaining thereto, as such membership or partnership interests are described on Exhibit “A”, which membership or partnership interests are evidenced, as applicable, by the certificates (the “Certificates”) as described on Exhibit “A” representing the membership or partnership interests of Assignor as described on Exhibit “A” in such Companies, together with any and all other securities, cash, certificates or other property, option or right in respect of, in addition to or substitution or exchange for the Certificates or any of the foregoing, or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for all or any thereof; and

(b) Any and all profits, proceeds, accounts, income, dividends, distributions, payments upon dissolution or liquidation of any of the Companies, or the sale, financing or refinancing of any of the property or assets of any of the Companies, proceeds of a casualty or condemnation, proceeds upon a redemption or conversion, return of capital, repayment of loans, and payments of any kind or nature whatsoever, now or hereafter distributable or payable by any of the Companies, or any member or partner of any of the Companies (in such member’s or partner’s capacity as a member or partner, as the case may be) to Assignor, by reason of Assignor’s interest in any of the Companies, or otherwise, or now or hereafter distributable or payable to Assignor from any other source by reason of Assignor being a member or partner in any of the Companies, or on account of any interest in or claims or rights against any of the Companies held by Assignor, or by reason of services performed by Assignor as a member or partner, as the case may be, for or on behalf of any of the Companies, or with respect to the assets of any of the Companies, and any and all proceeds from any transfer, assignment or pledge of any interest of Assignor in, or claim or right against, any of the Companies (regardless of whether such transfer, assignment or pledge is permitted under the terms hereof or the other Loan Documents), and all claims, choses in action or things in action or rights as a creditor now or hereafter arising against any of the Companies; and

(c) All accounts, contract rights, chattel paper (whether tangible or electronic), deposit accounts, security entitlements, securities accounts, investment property, letters of credit, letter of credit rights, money, supporting obligations, commercial tort claims and general intangibles (including, without limitation, payment intangibles and software) now or hereafter evidencing, arising from or relating to, any of the foregoing; and

(d) All notes or other documents or instruments now or hereafter evidencing or securing any of the foregoing; and

(e) All right of Assignor to collect and enforce payments distributable or payable by any of the Companies or any member or partner of any of the Companies to Assignor pursuant to the terms of any of the Organizational Agreements of any Company in which Assignor is a member or partner or otherwise; and

(f) All documents, writings, leases, books, files, records, computer tapes, programs, ledger books and ledger pages arising from or used in connection with any of the foregoing; and

(g) All renewals, extensions, additions, substitutions or replacements of any of the foregoing; and

(h) All powers, options, rights, privileges and immunities pertaining to any of the foregoing; and

(i) All products and proceeds of any of the foregoing and all cash, security or other property distributed on account of, or in exchange or substitution of, any of the foregoing (including, without limitation, new certificates and securities); and

(j) All economic rights and interests, all voting and control rights, and any and all rights to status as a member or partner, as applicable.

All of the foregoing described in this Section 2 are hereinafter referred to collectively as the “Collateral”. The items described in clause (a) above are sometimes hereinafter referred to as the “Membership Interests” or “Partnership Interests”, as applicable, and the items described in clauses (b) through (i) above are sometimes hereinafter referred to collectively as the “Distributions”.

3. Obligations Secured. The security interest created by this Assignment secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.

Without limiting the generality of the foregoing, this Assignment secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Assignor to the Agent, the Lenders, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Event involving Assignor or any Guarantor.

Notwithstanding anything to the contrary contained herein, under no circumstances shall any of the “Secured Obligations” as defined herein include any obligation that constitutes an Excluded Hedge Obligation.

4. Collection of Distributions.

(a) It is acknowledged and agreed by the parties hereto that the Agent shall have sole and exclusive possession of the Distributions and that this Assignment constitutes a present, absolute and current assignment of all the Distributions and is effective upon the execution and delivery hereof. Payments under or with respect to the Distributions shall be made as follows:

(i) Assignor shall not have any right to receive payments made under or with respect to the Distributions (including, without limitation, any Distributions from or relating to any sale, transfer, assignment, conveyance, option or other disposition of, or any pledge, mortgage, encumbrance, financing or refinancing of, or casualty to or condemnation of, any of the Collateral or any real or personal property of the Company or any Person in which the Company may directly or indirectly own any interest (collectively the “Property”), or upon any redemption or conversion of the Collateral, regardless of whether such event is permitted under the terms of the Loan Documents), and all such payments shall be delivered directly by the Companies, as applicable, to the Agent for application by the Agent in satisfaction of the Secured Obligations in accordance with the Credit Agreement.

(ii) If Assignor shall receive any payments made under or with respect to the Distributions (including, without limitation, any Distributions from or relating to any sale, transfer, assignment, conveyance, option or other disposition of, or any pledge, mortgage, encumbrance, financing or refinancing of, or payment of, or casualty to or condemnation of, any of the Collateral or the Property, or upon any redemption or conversion of the Collateral, regardless of whether such event is permitted under the terms of the Loan Documents), Assignor shall hold all such payments in trust for the Agent, will not commingle such payments with other funds of Assignor, and will immediately pay and deliver in kind, all such payments directly to the Agent (with such endorsements and assignments as may be necessary to transfer title to the Agent) for application by the Agent in satisfaction of the Secured Obligations in accordance with the Credit Agreement.

(iii) Assignor hereby agrees for the benefit of each of the Companies and any member or partner thereof, that all payments actually received by the Agent hereunder or pursuant hereto shall be deemed payments to Assignor by the respective Company, as the case may be, the Agent shall apply any and all such payments actually received by the Agent in satisfaction of the Secured Obligations in accordance with the Credit Agreement.

(iv) In furtherance of the foregoing, Assignor does hereby notify and direct each of the Companies and their members and partners that all payments under or with respect to the Distributions shall be made directly to the Agent at the address of the Agent set forth herein.

(b) Assignor shall cause each of the Companies to promptly distribute all net proceeds of the sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of, or payment of, or casualty to, or condemnation of, any of their respective assets or properties, and the assets or properties of their respective subsidiaries, and any and all other Distributions distributable or payable by the Companies or any member or partner thereof, under the terms of the Organizational Agreements of the Companies.

(c) To the extent permitted by law, Assignor hereby irrevocably designates and appoints the Agent its true and lawful attorney in fact, which appointment is coupled with an interest and is irrevocable, either in the name of the Agent, or in the name of Assignor, at Assignor’s sole cost and expense, and regardless of whether or not the Agent becomes a member or partner in any of the Companies, to take any or all of the following actions; provided, however, that no such action shall be permitted or undertaken by Agent unless an Event of Default shall have occurred and be continuing:

(i) to ask, demand, sue for, attach, levy, settle, compromise, collect, compound, recover, receive and give receipt and acquittances for any and all Collateral and to take any and all actions as the Agent may deem necessary or desirable in order to realize upon the Collateral, or any portion thereof, including, without limitation, making any statements and doing and taking any actions on behalf of Assignor which are otherwise required of Assignor under the terms of any agreement as conditions precedent to the payment of the Distributions, and the right and power to receive, endorse, assign and deliver in the name of Assignor, any checks, notes, drafts, instruments and other evidences of payment received in payment of or on account of all or any portion of the Collateral and Assignor hereby waives presentment, demand, protest, and notice of demand, protest and non-payment of any instrument so endorsed; and

(ii) to institute one or more actions against any of the Companies or any member or partner thereof in connection with the collection of the Collateral, to prosecute to judgment, settle or dismiss any such actions, and to make any compromise or settlement deemed desirable, in the Agent’s sole and absolute discretion, with respect to such Distributions, to extend the time of payment, arrange for payment in installments or otherwise modify the terms of any of the Organizational Agreements of any Company with respect to the Distributions or release of any of the Companies or any member or partner thereof, respectively, from their respective obligations to pay any Distribution, without incurring responsibility to, or affecting any liability of, Assignor under any of such Organizational Agreements;

it being specifically understood and agreed, however, that the Agent shall not be obligated in any manner whatsoever to give any notices of default (except as specifically required herein or in the other Loan Documents) or to exercise any such power or authority or be in any way responsible for the preservation, maintenance, collection of or realizing upon the Collateral, or any portion thereof or any of Assignor’s rights therein. The foregoing appointment is irrevocable and continuing and any such rights, powers and privileges shall be exclusive in the Agent, its successors and assigns until this Assignment terminates as provided in Section 14 hereof.

(d) Notwithstanding anything in this Section 4 to the contrary, so long as no Event of Default has occurred and is continuing, or would occur as a result thereof, Assignor shall have a right (revocable upon the occurrence and during the continuation of an Event of Default) to receive any Distributions as permitted under the Credit Agreement. Notwithstanding anything contained herein to the contrary, no such income to be distributed shall be attributable to rents, accounts, accounts receivable, fees or other amounts paid more than one (1) month in advance, and provided further that such amounts to be distributed shall not include any proceeds of any sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of, or casualty or condemnation of, any of the Properties, or any other Person in which it directly or indirectly holds an interest, any principal payments of any notes receivable, any amounts otherwise required by the terms of the Loan Documents to be paid to the Agent or any other items of income which are extraordinary or of a non-recurring nature.

5. Warranties and Covenants. Assignor does hereby warrant and represent to, and covenant and agree with the Agent, as follows:

(a) Assignor has, and shall maintain throughout the term of this Assignment, all necessary power, authority and legal right to own and grant a security interest in the Collateral, and to assign to the Agent the security interest granted hereby.

(b) Each of the Companies is a limited liability company or limited or general partnership, as applicable, duly formed and validly existing under the laws of the State identified on Exhibit “A” attached hereto.

(c) All duties, obligations and responsibilities required to be performed by Assignor or any other Company as of the date hereof under any of the Organizational Agreements of any Company have been performed, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under any of such Organizational Agreements.

(d) None of the Membership Interests or Partnership Interests are evidenced by any certificate, instrument, document or other writing other than the Certificates and Organizational Agreements of the Companies, as the case may be. The Certificates have been duly authorized and validly issued, and are fully paid and non assessable.

(e) This Assignment has been duly executed and delivered by Assignor and constitutes the valid, legal and binding obligation of Assignor, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity. No Person has or shall have any right to exercise any voting or management rights with respect to any Company except for any manager of a Company which is a limited liability company, as to which a “Resignation Letter” (as defined below) has been delivered to the Agent.

(f) A certified copy of each of the Organizational Agreements of each Company, together with all amendments thereto, has been delivered to the Agent and such Organizational Agreements have been duly authorized, executed and delivered by Assignor and have not been modified, amended or supplemented except as indicated on Exhibit “A”. Each of such Organizational Agreements are in full force and effect and are enforceable in accordance with their respective terms, and, so long as this Assignment remains in effect, Assignor shall not modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of such Organizational Agreements, or dissolve, liquidate or permit the expiration of any of such Organizational Agreements or the termination or cancellation thereof, without in each instance the prior written consent of the Agent.

(g) There are no actions, suits or proceedings pending or, to the knowledge of Assignor, threatened against or affecting Assignor or the Collateral, or involving the validity or enforceability of this Assignment or the priority of the lien thereof, at law or in equity, or before any governmental or administrative agency, and there are no judgments outstanding against Assignor, and no actions, suits, proceedings or investigations pending or threatened against Assignor, that if adversely determined, individually or in the aggregate, would adversely affect the property, assets, financial condition or business of Assignor or impair its rights or abilities to carry on its operations, substantially as conducted on the date of this Assignment.

(h) Assignor is and shall remain the sole lawful, beneficial and record owner of the Collateral, which Assignor has hereby granted a security interest to the Agent free and clear of all liens, restrictions, Adverse Claims, pledges, encumbrances, charges, rights of third parties and rights of set off or recoupment whatsoever (other than those in favor of the Agent hereunder), and Assignor has the full and complete right, power and authority to grant a security interest in the Collateral in favor of the Agent, in accordance with the terms and provisions of this Assignment. The term “Adverse Claims” shall mean, with respect to any item of property, any and all claims, liens, security interests, charges, options, rights, restrictions on transfer or pledge, covenants and encumbrances of any kind affecting the item of property, including (if applicable) “adverse claims” as such term is defined in Section 8-102 of the Uniform Commercial Code, other than the liens and security interests created in favor of the Agent pursuant to this Assignment. Each Company is and shall at all times remain the sole, lawful, beneficial and record owner of its Pool Property, and no Company owns or will own any asset other than such Pool Property. Assignor is not and will not become a party to or otherwise be bound by or subject to any agreement, other than the Credit Agreement, which restricts in any manner the rights of any present or future holder of such Collateral with respect thereto. No Person has any option, right of first refusal, right of first offer or other right to acquire all or any portion of the Collateral.

(i) Assignor is and shall remain the sole lawful, beneficial and record owner of the Membership Interests or Partnership Interests, as applicable, which Assignor has hereby granted a security interest to the Agent and no other person or entity owns or shall own any legal, equitable or beneficial interest in such Companies or any other Person in which any of such Companies may directly or indirectly own an interest or has or shall have any right to vote or exercise control over such Companies or any other Person in which any of such Companies may directly or indirectly own an interest or their management. Assignor has fully funded all of its capital contributions required pursuant to the applicable Organizational Agreements of each of the Companies, and Assignor has no further obligation to contribute capital to such Companies.

(j) This Assignment, together with the UCC financing statements, and the Certificates and powers delivered to the Agent (such powers to be in the form of Exhibit “D” attached hereto), creates a valid and binding first priority security interest in the Collateral securing the payment of the Secured Obligations and the performance by Assignor of its obligations under the Loan Documents and this Assignment, and all filings and other actions necessary to perfect and protect such security interests have been duly made and taken. Neither Assignor nor any other Person has performed, nor will Assignor perform, or cause or permit any other Person to perform, any acts which could reasonably be expected to prevent the Agent from enforcing any of the terms and conditions of this Assignment or which would limit the Agent in any such enforcement.

(k) All original notes and other documents or instruments evidencing, constituting, guaranteeing or securing any of the Distributions or any right to receive the Distributions have been endorsed to and delivered to the Agent.

(l) Assignor consents to the admission of the Agent or any other purchaser of any of the Membership Interests or Partnership Interests upon a foreclosure sale as a substitute member or partner of a Company, with all of the rights and privileges of a member under the applicable Organizational Agreement in the event that the Agent exercises its rights under this Assignment and the Agent or such other purchaser succeeds to ownership of all or any portion of the Membership Interests or Partnership Interests.

(m) (i) Assignor’s correct legal name (including, without limitation, punctuation and spacing) indicated on the public record of Assignor’s jurisdiction, mailing address, identity or corporate structure, residence or chief executive office, jurisdiction of organization, organizational identification number, and federal tax identification number, are as set forth on Exhibit “C” attached hereto and by this reference made a part hereof, (ii) Assignor has been using or operating under said name, identity or corporate structure without change for the time period set forth on Exhibit “C” attached hereto, and (iii) in order to perfect the pledge and security interests granted herein against Assignor, a U.C.C. Financing Statement must be filed with the Secretary of State of Delaware. Assignor covenants and agrees that Assignor shall not change any of the matters addressed by clauses (i), (ii), and (iii) of this Section 5(m) unless it has given the Agent thirty (30) days prior written notice of any such change and caused to be filed at the request of the Agent, or authorized the Agent or the Agent’s counsel to file, such additional financing statements or other instruments to be filed in such jurisdictions as the Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(n) Assignor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, documents, endorsements, assurances and instruments as the Agent may reasonably at any time request in connection with the administration or enforcement of this Assignment or related to the Collateral or any part thereof or in order to better assure and confirm unto the Agent its rights, powers and remedies hereunder, including, without limitation, the protection and perfection of the Agent’s security interest in the Collateral. Without limiting the generality of the foregoing, at any time and from time to time, Assignor shall, at the request of the Agent, make, execute, acknowledge, and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time in such offices and places as shall be deemed desirable by the Agent all such other and further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, certificates and other documents as the Agent from time to time may require for the better assuring, conveying, assigning and confirming to the Agent the Collateral and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of this Assignment. Upon any failure of Assignor to do so, the Agent may make, execute, record, file, rerecord and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of Assignor, and Assignor hereby irrevocably appoints the Agent the agent and attorney-in-fact with full power of substitutions of Assignor so to do. This power is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Assignor will obtain such waivers of lien, estoppel certificates or subordination agreements as the Agent may reasonably require to insure the priority of its security interest in the Collateral. Assignor also shall furnish to the Agent such evidence as the Agent reasonably may require from time to time to confirm the value of the Collateral.

(o) Exhibit “C” correctly sets forth all names and tradenames that Assignor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Assignor over the last five years.

(p) Assignor shall, at any time and from time to time, take such steps as the Agent may reasonably request for the Agent (1) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds possession of such Collateral on behalf of the Agent, (2) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the Uniform Commercial Code as enacted in the State of New York (the “UCC”) with corresponding provisions thereof defining what constitutes “control” for such items of collateral) in each case which are included as Collateral, with any agreements establishing control to be in form and substance reasonably satisfactory to the Agent, and (3) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If Assignor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC with respect to the Collateral or any portion thereof), Assignor shall promptly notify the Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Assignment in form and substance acceptable to the Agent granting a security interest in such commercial tort claim to the Agent.

(q) Assignor hereby authorizes the Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Collateral or any portion thereof in such jurisdictions as the Agent may deem necessary or desirable in order to perfect the security interests granted by Assignor under this Assignment or any other Loan Document, and such financing statements may contain, among other items as the Agent may deem advisable to include therein, the federal tax identification number and state organizational number of Assignor.

(r) The transactions contemplated by this Assignment do not violate and do not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, and any and all rules and regulations promulgated thereunder or any similar federal, state or local law, rule, regulation or orders (collectively, the “Applicable Law”) hereafter enacted or analogous in effect, as the same are amended and in effect from time to time (hereinafter referred to collectively as the “Securities Laws”). Assignor shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or any of the transactions contemplated by this Assignment.

(s) Assignor is not a party to any contract or agreement or subject to any restriction or requirement materially and adversely affecting the Collateral, its business, operations or condition, financial or otherwise.

(t) No transfer tax, deed tax, conveyance tax or similar tax will be payable as a result of a transfer of the Collateral (whether by foreclosure, conveyance in lieu of foreclosure or otherwise) by Assignor to the Agent.

(u) Each of the Organizational Agreements of any Company that has issued Certificates provides that the Equity Interests governed thereby are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

6. General Covenants. Assignor covenants and agrees that, so long as this Assignment is continuing:

(a) Except with respect to any Equity Interests that have been expressly released as provided in §5.4 of the Credit Agreement, Assignor shall not, without the prior written consent of the Agent, which consent may be withheld by the Agent in its sole and absolute discretion, directly or indirectly or by operation of law, sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral, nor shall there occur, directly, indirectly or by operation of law, without the prior written consent of the Agent in each instance, which consent may be withheld by the Agent in its sole and absolute discretion, any sale, assignment, transfer, conveyance, disposition, option, mortgage, hypothecation, pledge or other encumbrance of any direct or indirect interests, rights or claims of any Company in and to any Person in which such Company has any ownership interest.

(b) Assignor shall at all times defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral adverse to the Agent’s interest in the Collateral as granted hereunder.

(c) So long as this Assignment remains in effect, Assignor shall not, unless the Equity Interests of such Company have been released pursuant to §5.4 of the Credit Agreement (i) modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of the Organizational

Agreements of any Company, or (ii) dissolve, liquidate or to the extent within Assignor’s control under such Organizational Agreements, permit the dissolution, liquidation or expiration of any of the Companies or any of such Organizational Agreements, or (iii) seek the partition of any of the assets of any of the Companies. Assignor shall not permit any change in any manager of a Company that is a limited liability company.

(d) Assignor shall perform all of its duties, responsibilities and obligations under each of the Organizational Agreements of each Company and with respect to the Collateral, and shall diligently and in good faith protect the value of the Collateral. Assignor shall cause each other Company which owns an interest in any other Company to perform all of its duties, responsibilities and obligations under each of the Organizational Agreements of the applicable Company of which such Company is a member or partner.

(e) Assignor shall pay all taxes and other charges against the Collateral, shall not use the Collateral illegally, and shall not suffer to exist any loss, theft, damage or destruction of the Collateral and shall suffer to exist no levy, seizure or attachment of the Collateral.

(f) Assignor, at the request of the Agent, shall promptly take such actions as the Agent may reasonably require to enforce or cause to be enforced the terms of any of the Organizational Agreements of any Company or any other contract, agreement or instrument included in, giving rise to, creating, establishing, evidencing or relating to the Collateral or to collect or enforce any claim for payment or other right or privilege assigned to the Agent hereunder.

(g) Except for those items of the Collateral that are delivered to the Agent as provided herein, the Collateral, and all records of Assignor relative to the Collateral, are and will be kept at the office of Assignor located in Hillsborough County, Florida. Assignor shall give the Agent not fewer than thirty (30) days prior written notice of any change in the location of the Collateral or of such records, and Assignor will not, without the prior written consent of the Agent, move the Collateral or such records to a location outside of Hillsborough County, Florida or keep duplicate records with respect to the Collateral at any address outside such county.

(h) If any amounts are due from any of the Companies to Assignor, including, without limitation, any amounts in respect of Distributions payable to Assignor in the future, and the obligations to pay or repay such amount is to be evidenced by a separate document or instrument, then as evidence of such obligations, Assignor shall cause such Company to issue Assignor, as the evidence of any obligations of such Company to pay Distributions to Assignor in the future, a promissory note bearing the legend attached hereto as Exhibit “B”, which note shall provide that all payments due under such promissory note are to be paid directly to the Agent as required by and applied as provided in this Assignment until the earliest of (i) the date on which the Equity Interests in such Company have been released pursuant to §5.4 or §5.7(a) of the Credit Agreement, (ii) the Secured Obligations are paid in full and the Lenders have no further obligation to make any advances under the Credit Agreement or issue any Letters of Credit, or (iii) this Assignment is otherwise terminated as provided herein or in the Credit Agreement. No other evidence of such obligations shall be executed by such Company to Assignor.

(i) Assignor shall promptly deliver to the Agent any note or other document or instrument entered into after the date hereof which evidences, constitutes, guarantees or secures any of the Distributions or any right to receive a Distribution, which notes or other documents and instruments shall be accompanied by such endorsements or assignments as the Agent may require to transfer title to the Agent.

(j) So long as this Assignment shall remain in effect, Assignor shall, immediately upon receipt, forward to the Agent duplicate copies of any and all notices of default under any of the Organizational Agreements of any Company or of any failure by Assignor or any other Company to perform any obligation under any of such Organizational Agreements.

(k) Assignor will provide to the Agent such documents and reports respecting the Collateral in such form and detail as the Agent may reasonably request from time to time.

(l) Anything herein to the contrary notwithstanding, (i) Assignor shall remain liable under each of the Organizational Agreements of each Company and all other contracts, agreements and instruments included in, giving rise to, creating, establishing, evidencing or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations (including, without limitation, any obligation to make capital contributions or provide other funds to such entities) to the same extent as if this Assignment had not been executed, (ii) the exercise by the Agent of any of its rights hereunder shall not release Assignor from any of its duties or obligations under any of such Organizational Agreements or any such contracts, agreements and instruments, and (iii) neither the Agent nor any of the Lenders shall have any obligation or liability under any of such Organizational Agreements or any such contract, agreement or instrument by reason of this Assignment, nor shall the Agent or any of the Lenders be obligated to perform any of the obligations or duties of Assignor thereunder or to take any action to collect or enforce any claim for payment or other right or privilege assigned to the Agent hereunder.

(m) Assignor shall not, without the prior written consent of the Agent, which consent may be withheld by the Agent in its sole and absolute discretion, take or permit to be taken any action which could result in the sale, reduction, cancellation, dilution, diminution, conversion or withdrawal of any interest of such Assignor in any of the Companies or in any Person in which any of the Companies owns an interest, or omit to take any action necessary to prevent any such sale, reduction, cancellation, dilution, diminution, conversion or withdrawal, or otherwise take any action or omit to take any action that would, in the exercise of the Agent’s judgment, jeopardize or diminish the security interests or rights and benefits afforded to the Agent by the Collateral. Without limiting the foregoing, such Assignor shall not consent to or permit to occur the admission of any new member, partner or shareholder, or the creation of any new class of interest in any of the Companies or in any Person in which any of the Companies owns an interest or the issuance, directly or indirectly, of any other equity or beneficial interest in any of the Companies or in any Person in which any of the Companies owns an interest.

(n) Assignor has delivered to the Agent a resignation letter in the form of Exhibit “E” attached hereto (each, a “Resignation Letter”) from each officer of each Company, if any, that provides that such Person has resigned its position as an officer of the Company effective upon receipt of notice from the Agent of the occurrence of an Event of Default.

Without limiting the provisions of this Assignment that provide that a change in any such officer is an Event of Default, Assignor shall immediately notify the Agent of any change in any such officer, or the addition of any other Person as an officer, and shall cause each officer of the Company that may be appointed after the date hereof to deliver to the Agent within ten (10) days of such appointment or election a Resignation Letter satisfactory to the Agent.

7. Substitution, Exchanges, Additional Interest.

If Assignor shall at any time be entitled to receive or shall receive any cash, certificate or other property, option or right, upon, in respect of, as an addition to, or in substitution or exchange for any of the Collateral, whether for value paid by Assignor or otherwise, Assignor agrees that the same shall be deemed to be Collateral and shall be delivered directly to the Agent in each case, accompanied by proper instruments of assignment and powers duly executed by Assignor in such a form as may be required by the Agent, to be held by the Agent subject to the terms hereof, as further security for the Secured Obligations (except as otherwise provided herein with respect to the application of the foregoing to the Secured Obligations). If Assignor receives any of the foregoing directly, Assignor agrees to hold such cash or other property in trust for the benefit of the Agent, and to surrender such cash or other property to the Agent immediately. In the event that Assignor purchases or otherwise acquires or obtains any additional interest in the Companies or any rights or options to acquire such interest, all rights to receive profits, proceeds, accounts, income, dividends, distributions or other payments as a result of such additional interest, rights and options shall automatically be deemed to be a part of the Collateral. All certificates, if any, representing such interests shall be promptly delivered to the Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any such interest, duly executed in blank. This Section 7 is subject to the terms of Section 4(d) of this Assignment.

8. Events of Default. An Event of Default shall exist hereunder upon the occurrence of any of the following:

(a) Assignor shall fail to duly and fully comply with any covenant, condition or agreement in Section 5(a), 6(a), 6(c), 6(g), 6(h), 6(i), 6(m) or 7 of this Assignment;

(b) Assignor shall fail to, or Assignor shall fail to cause any other Person, to duly and fully comply with any covenant, condition or agreement of this Assignment (other than those specified in subsection (a) above or any default excluded from any provision of a grace period or cure of defaults contained in any other of the Loan Documents) and such failure is not cured in the applicable time period provided in the Credit Agreement;

(c) The occurrence of an Event of Default under any of the other Loan Documents;

(d) Any amendment to or termination of a financing statement naming Assignor as debtor and the Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Assignor or by, or caused by, or at the instance of any principal, member, partner, shareholder or officer of Assignor without the prior written consent of the Agent; or

(e) Any amendment to or termination of a financing statement naming Assignor as debtor and the Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than the Agent or the Agent’s counsel without the prior written consent of the Agent and the effect of such filing is not completely nullified to the reasonable satisfaction of the Agent within ten (10) days after notice to Assignor thereof.

9. Remedies.

(a) Upon the occurrence of any Event of Default, the Agent may take any action deemed by the Agent to be necessary or appropriate to the enforcement of the rights and remedies of the Agent under this Assignment and the Loan Documents, including, without limitation, the exercise of its rights and remedies with respect to any or all of the Collateral. The remedies of the Agent shall include, without limitation, all rights and remedies specified in the Loan Documents and this Assignment, all remedies of the Agent under applicable general or statutory law, and the remedies of a secured party under the UCC, regardless of whether the UCC has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted. In addition to such other remedies as may exist from time to time, whether by way of set off, banker’s lien, consensual security interest or otherwise, upon the occurrence of an Event of Default, the Agent is authorized at any time and from time to time, without notice to or demand upon Assignor (any such notice or demand being expressly waived by Assignor) to charge any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Agent to or for the credit of or the account of Assignor against any and all of the Secured Obligations, irrespective of whether or not the Agent shall have made any demand for payment and although such Secured Obligations may be unmatured. Any notice required by law, including, but not limited to, notice of the intended disposition of all or any portion of the Collateral, shall be reasonable and properly given if given in the manner prescribed for the giving of notice herein, and, in the case of any notice of disposition, if given at least ten (10) days prior to such disposition. The Agent may require Assignor to assemble the Collateral and make it available to the Agent at any place to be designated by the Agent which is reasonably convenient to both parties. It is expressly understood and agreed that the Agent shall be entitled to dispose of the Collateral at any public or private sale or sales, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except as such notice as is otherwise required under this Assignment) of any kind, all of which are expressly waived, and that the Agent shall be entitled to bid and purchase at any such sale. In the event that the Agent is the successful bidder at any public or private sale of any note or other document or instrument evidencing Assignor’s right to receive a Distribution, the Agent shall be entitled to credit the amount bid by the Agent against the obligations evidenced by such note, document or instrument rather than the Secured Obligations. In the event that the Agent is the successful bidder at any public or private sale of the Collateral or any portion thereof, the amount bid by the Agent may be credited against the Secured Obligations as provided in the Credit Agreement. To the extent the Collateral consists of marketable securities, the Agent shall not be obligated to sell such securities for the highest price obtainable, but shall sell them at the market price available on the date of sale. The Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. The Agent may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each such purchaser at any such sale shall hold the Collateral sold absolutely free from claim or right on the part of Assignor. In the event that any consent, approval or authorization of any governmental agency or commission will be necessary to effectuate any such sale or sales, Assignor shall execute all such applications or other instruments as the Agent may deem reasonably necessary to obtain such consent, approval or authorization. The Agent may notify any account debtor or obligor with respect to the Collateral to make payment directly to the Agent, and may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral as the Agent may determine whether or not the Secured Obligations or the Collateral are due, and for the purpose of realizing the Agent’s rights therein, the Agent may receive, open and dispose of mail addressed to Assignor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf and in the name of Assignor, as its attorney in fact. In addition, Assignor hereby irrevocably designates and appoints the Agent its true and lawful attorney-in-fact either in the name of the Agent or Assignor to (i) sign Assignor’s name on any Collateral, drafts against account debtors, assignments, any proof of claim in any bankruptcy or other insolvency proceeding involving any account debtor, any notice of lien, claim of lien or assignment or satisfaction of lien, or on any financing statement or continuation statement under the UCC; (ii) send verifications of accounts receivable to any account debtor; and (iii) in connection with a transfer of the Collateral as described above, sign in Assignor’s name any documents necessary to transfer title to the Collateral to the Agent or any third party. All acts of said attorney in fact are hereby ratified and approved and the Agent shall not be liable for any mistake of law or fact made in connection therewith. This power of attorney is coupled with an interest and shall be irrevocable so long as any amounts remain unpaid on any of the Secured Obligations. All remedies of the Agent shall be cumulative to the full extent provided by law, all without liability except to account for property actually received, but the Agent shall have no duty to exercise such rights and shall not be responsible for any failure to do so or delay in so doing. Pursuit by the Agent of certain judicial or other remedies shall not abate nor bar other remedies with respect to the Secured Obligations or to other portions of the Collateral. The Agent may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Secured Obligations. In the event that any transfer tax, deed tax, conveyance tax or similar tax is payable in connection with the foreclosure, conveyance in lieu of foreclosure or otherwise of the Membership Interests, Partnership Interests or other Collateral, Assignor shall pay such amount to the Agent upon demand and if Assignor fails to pay such amount on demand, the Agent may advance such amount on behalf of Assignor and the amount thereof shall become a part of the Secured Obligations and bear interest at the Default Rate until paid.

(b) If Assignor fails to perform any agreement or covenant contained in this Assignment beyond any applicable period for notice and cure, the Agent may itself perform, or cause to be performed, any agreement or covenant of Assignor contained in this Assignment which Assignor shall fail to perform, and the cost of such performance, together with any expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by the Agent in connection therewith, shall be payable by Assignor upon demand and shall constitute a part of the Secured Obligations and shall bear interest at the Default Rate.

(c) Whether or not an Event of Default has occurred and whether or not the Agent is the absolute owner of the Collateral, the Agent may take such action as the Agent may deem necessary to protect the Collateral or its security interest therein, the Agent being hereby authorized to pay, purchase, contest and compromise any encumbrance, charge or lien which in the reasonable judgment of the Agent appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorney’s fees. Any such advances made or expenses incurred by the Agent shall be deemed advanced under the Loan Documents, shall increase the indebtedness evidenced and secured thereby, shall be payable upon demand and shall bear interest at the Default Rate.

(d) Any certificates or securities held by the Agent as Collateral hereunder may, at any time, and at the option of the Agent, be registered in the name of the Agent or its nominee, endorsed or assigned in blank or in the name of any nominee and the Agent may deliver any or all of the Collateral to the issuer or issuers thereof for the purpose of making denominational exchanges or registrations or transfer or for such other purposes in furtherance of this Assignment as the Agent may deem desirable. Except as provided in the immediately succeeding sentence, Assignor shall retain the right to vote any of the Collateral, as applicable, or exercise membership or partnership rights, as applicable, in a manner not inconsistent with the terms of this Assignment and the other Loan Documents, and the Agent hereby grants to Assignor its proxy to enable Assignor to so vote any of the Collateral or exercise such membership or partnership rights, as applicable (except that Assignor shall not have any right to exercise any such power if the exercise thereof would violate or result in a violation of any of the terms of this Assignment or any of the other Loan Documents). At any time after the occurrence and during the continuance of any Event of Default, the Agent or its nominee shall, upon notice to Assignor and the applicable Company, automatically have the sole and exclusive right to give all consents, waivers and ratifications in respect of the Collateral about which the Agent has notified Assignor and such Company and exercise all voting and other membership, partnership, management, approval or other rights at any meeting of the members or partners of such Company (and the right to call such meetings) or otherwise (and to give written consents in lieu of voting thereon) (collectively, the “Voting Rights”), and exercise any and all rights of conversion, exchange, subscription or any of the rights, privileges or options pertaining to such Collateral and otherwise act with respect thereto and thereunder as if the Agent or its nominee were the absolute owner thereof (all of such rights of Assignor ceasing to exist and terminating upon the occurrence and during the continuance of an Event of Default) including, without limitation, the right to exchange, at its discretion, any and all of such Collateral upon the merger, consolidation, reorganization, recapitalization or the readjustment of the issuer thereof, all without liability except to account for property actually received and in such manner as the Agent shall determine in its sole and absolute discretion, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for the failure to do so or delay in so doing. The exercise by the Agent of any of its rights and remedies under this Section 9(d) shall not be deemed a disposition of collateral under Article 9 of the UCC nor an acceptance by the Agent of any of the Collateral in satisfaction of the Secured Obligations.

(e) Upon the written demand of the Agent following the occurrence of and during the continuance of an Event of Default, Assignor shall deliver or cause to be delivered to the Agent or the Agent’s designee all books, records, contracts, Leases, other loan documents, files and other correspondence relating to each Company, any other Person in which any Company has an ownership interest, or any other property owned by any Company or such other Person.

(f) Notwithstanding anything in this Assignment or any other Loan Document to the contrary, any reference in this Assignment or any other Loan Document to “the continuance of a default” or “the continuance of an Event of Default” or any similar phrase shall not create or be deemed to create any right of Assignor or any other party to cure any default following the expiration of any applicable grace or notice and cure period.

10. Duties of the Agent. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent’s duty with reference to the Collateral shall be solely to use slight care in the custody and preservation of the Collateral, which shall not include any steps necessary to preserve rights against prior parties. The Agent shall have no responsibility or liability for the collection of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it.

11. Indemnification.

(a) It is specifically understood and agreed that this Assignment shall not operate to place any responsibility or obligation whatsoever upon the Agent or any of the Lenders, or cause the Agent or any of the Lenders to be, or to be deemed to be, a member or partner in any of the Companies and that in accepting this Assignment, the Agent and the Lenders neither assume nor agree to perform at any time whatsoever any obligation or duty of Assignor relating to the Collateral or under any of the Organizational Agreements of the Companies or any other mortgage, indenture, contract, agreement or instrument to which the Companies are a party or to which they are subject, all of which obligations and duties shall be and remain with and upon Assignor.

(b) Assignor agrees to indemnify, defend and hold the Agent and the Lenders harmless from and against any and all claims, expenses, losses and liabilities growing out of or resulting from this Assignment (including, without limitation, enforcement of this Assignment) or acts taken or omitted to be taken by the Agent or the Lenders hereunder or in connection therewith, except claims, expenses, losses or liabilities resulting from the Agent’s or such Lender’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.

(c) Assignor upon demand shall pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and disbursements of counsel actually incurred (including those incurred in any appeal), and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Assignment, (ii) the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by Assignor or any Company to perform or observe any of the provisions hereof.

12. Security Interest Absolute. All rights of the Agent, and the security interests hereunder, and all of the obligations secured hereby, shall be absolute and unconditional, irrespective of:

(a) Any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto;

(b) Any change in the time (including any extension of the maturity date of the Note), manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents;

(c) Any exchange, release or nonperfection of any other collateral for the Secured Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents with respect to all or any part of the Secured Obligations; or

(d) Any other circumstance (other than payment of the Secured Obligations in full) that might otherwise constitute a defense available to, or a discharge of, Assignor, any Company or any third party for the Secured Obligations or any part thereof.

13. Amendments and Waivers. No amendment or waiver of any provision of this Assignment nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and Assignor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission of the Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Assignment to the Agent may be exercised from time to time and as often as may be deemed expedient by the Agent. Failure on the part of the Agent to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Agent of the Agent’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. Assignor hereby waives to the extent permitted by law all rights which Assignor has or may have under and by virtue of the UCC and any federal, state, county or municipal statute, regulation, ordinance, Constitution or charter, now or hereafter existing, similar in effect thereto providing any right of Assignor to notice and to a judicial hearing prior to seizure by the Agent of any of the Collateral. Assignor hereby waives and renounces for itself, its heirs, successors and assigns, presentment, demand, protest, advertisement or notice of any kind (except for any notice required by law or the Loan Documents) and all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or which may hereafter be provided by the Constitution and laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement of this Assignment and the collection of any of the Secured Obligations.

14. Continuing Security Interest; Transfer of Note; Release of Collateral. This Assignment shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until released pursuant to §5.7(b) of the Credit Agreement, (b) be binding upon Assignor and its permitted heirs, successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns. Upon the indefeasible payment in full of the Secured Obligations and the termination or expiration of any obligation of the Lenders to make further advances or issue Letters of Credit under the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Assignor. Upon any such termination, the Agent will, at Assignor’s expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

15. Modifications, Etc. Assignor hereby consents and agrees that the Agent may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Secured Obligations; substitute for any Collateral so held by it, other collateral of like kind; agree to modification of the terms of the Loan Documents; extend or renew the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor, endorser or any other person or entity liable with respect to the Secured Obligations; or take or fail to take any action of any type whatsoever; and no such action which the Agent shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Secured Obligations or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor’s obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Lender.

16. Securities Act. In view of the position of Assignor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Laws or the Organizational Agreements of the Companies with respect to any disposition of the Collateral permitted hereunder. Assignor recognizes that the Organizational Agreements of the Companies strictly limit transfers of the Membership Interests or Partnership Interests, as the case may be, and the admission of substitute members or partners to the Companies. Assignor understands that compliance with the Securities Laws and the Organizational Agreements of the Companies might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. Assignor recognizes that in light of the foregoing restrictions and limitations the Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof and who are able to satisfy any conditions or requirements set forth in the Organizational Agreements of the Companies and the Agent may sell the Collateral in parcels and at such times and to such Persons as the Agent may reasonably determine is necessary to comply with such conditions or requirements. Assignor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Agent in its sole and absolute discretion may, in accordance with Applicable Law and the Organizational Agreements of the Companies, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws (b) approach and negotiate with a single potential purchaser to effect such sale and (c) sell the Collateral in parcels and at such times and in such manner to such Persons as the Agent may reasonably determine is necessary to comply with such conditions and requirements. Assignor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached or if all the Collateral were sold at a single sale. Assignor further agrees that any sale or sales by the Agent of the Collateral made as provided in this Section 16 shall be commercially reasonable. The provisions of this Section 16 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells. The Agent and the Lenders shall not be liable to Assignor for any loss in value of the Collateral by reason of any delay in the sale of the Collateral.

17. Governing Law; Terms. THIS ASSIGNMENT SHALL PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION (OTHER THAN PERFECTION OF A SECURITY INTEREST IN THE CERTIFICATE BY CONTROL THEREOF, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE CERTIFICATE IS LOCATED) AND FORECLOSURE OF SECURITY INTERESTS AND LIENS, AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL, WHICH MATTER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

18. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Assignment (hereinafter in referred to as a “Notice”) must be in writing and shall be deemed to have been properly given or served if given in the manner prescribed in the Credit Agreement if given to Assignor.

19. Counterparts. This Assignment and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Assignment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

20. No Unwritten Agreements. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

21. Miscellaneous. Time is of the essence of this Assignment. Title or captions of sections or paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof. If, for any circumstances whatsoever, fulfillment of any provision of this Assignment shall involve transcending the limit of validity presently prescribed by applicable law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Assignment, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Assignment shall remain operative and in full force and effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Assignor and the Agent have executed this Assignment under seal on the date first above written.

ASSIGNOR:

CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT II, Inc., its general partner

	By:	/s/ John E. Carter
	Name:	John E. Carter
	Title:	CEO

[SEAL]

AGENT:

KEYBANK NATIONAL ASSOCIATION, as the Agent

By:	/s/ Kristin Centracchio
Name:	Kristin Centracchio
Title:	Vice President

COLLATERAL ASSIGNMENT OF INTERESTS

EXHIBIT “A”

COMPANIES

NAME OF ENTITY	FORMATION DOCUMENTS	STATE OF FORMATION	TYPE OF INTEREST	CERTIFICATE NUMBER
HC-11250 FALLBROOK DRIVE, LLC	Certificate of Formation filed on June 6, 2014 with the Secretary of the State of Delaware; and Amended and Restated Limited Liability Company Agreement of HC-11250 Fallbrook Drive, LLC, dated as of December 17, 2014	Delaware	100% of the limited liability company interests	1
HCII-5525 MARIE AVENUE, LLC	Certificate of Formation filed on September 11, 2014 with the Secretary of the State of Delaware; and Amended and Restated Limited Liability Company Agreement of HCII-5525 Marie Avenue, LLC, dated as of December 17, 2014	Delaware	100% of the limited liability company interests	1
HCII-110 CHARLOIS BOULEVARD, LLC	Certificate of Formation filed on October 28, 2014 with the Secretary of the State of Delaware; and Amended and Restated Limited Liability Company Agreement of HCII-110 Charlois Boulevard, LLC, dated as of December 17, 2014	Delaware	100% of the limited liability company interests	1

EXHIBIT “A” – Page 1

EXHIBIT “B”

PROMISSORY NOTE LEGEND

“THIS NOTE HAS BEEN PLEDGED BY CARTER VALIDUS OPERATING PARTNERSHIP II, LP (“ASSIGNOR”) TO KEYBANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT (“AGENT”), PURSUANT TO A COLLATERAL ASSIGNMENT OF INTERESTS DATED DECEMBER 17, 2014 (AS THE SAME MAY BE MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE “ASSIGNMENT”). ALL AMOUNTS PAYABLE TO ASSIGNOR PURSUANT TO THIS NOTE SHALL BE PAID DIRECTLY TO AGENT AS REQUIRED BY THE ASSIGNMENT.”

EXHIBIT “B” – Page 1

EXHIBIT “C”

DESCRIPTION OF “DEBTOR” AND “SECURED PARTY”

A.	Debtor:

Carter Validus Operating Partnership II, LP, a limited partnership organized under the laws of the State of Delaware. Debtor has been using or operating under said name and identity or corporate structure without change since January 22, 2013.

Names and Tradenames used within last five years: Carter Validus Operating Partnership II, LP.

Location of all chief executive offices over last five years:

1. Two Urban Center, 4890 West Kennedy Boulevard, Suite 650, Tampa, Florida 33609 (current).

2. 4211 West Boy Scout Boulevard, Suite 500, Tampa, Florida 33607 (prior).

Organizational Number: 5277952

Federal Tax Identification Number: 90-0929030

B.	Secured Party:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent.

EXHIBIT “C” – Page 1

EXHIBIT “D”

FORM OF POWER

IRREVOCABLE CERTIFICATE POWER

FOR VALUE RECEIVED, the undersigned (hereinafter referred to as “Assignor”) has fully and irrevocably granted, assigned and transferred and hereby does fully and irrevocably grant, assign and transfer to                                          and the successors, transferees, assigns and personal representatives thereof (hereinafter collectively referred to as “Assignee”) the following property:

[                ] shares of [units/limited liability company interests/partnership interests] of [                    ], a [                    ], represented by certificate number [            ].

Assignor hereby irrevocably appoints Assignee to be Assignor’s true and lawful attorney-in-fact, with full power of substitution, and empowers Assignee, for and in the name and stead of Assignor, to sell, transfer, hypothecate, liquidate or otherwise dispose of all of or any portion of the above-described securities, from time to time, and, for that purpose, to make, sign, execute and deliver any documents or perform any other act necessary for such sale, transfer, hypothecation, liquidation or other disposition. Assignor acknowledges that this appointment is coupled with an interest and shall not be revocable by Assignor’s dissolution or any other reason. Assignor hereby ratifies and approves all acts that Assignee or any substitute therefor shall do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed and sealed this power as of this 17th day of December, 2014.

CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT II, Inc., its general partner

	By:	/s/ John E. Carter
	Name:	John E. Carter
	Title:	CEO

[SEAL]

EXHIBIT “D” – Page 1

EXHIBIT “E”

FORM OF RESIGNATION LETTER

[DATE]

KeyBank National Association, as Agent

4910 Tiedeman Road, 3rd Floor

Brooklyn, Ohio 44144

Attention: Real Estate Capital Services

Ladies and Gentlemen:

The undersigned hereby irrevocably tenders its resignation as an officer of [NAME OF COMPANY], a                                          (the “Company”), which resignation shall become effective at the time specified in any written notice from you advising the Company that an Event of Default has occurred under that certain First Amended and Restated Credit Agreement dated as of December     , 2014, among Borrower, KeyBank National Association, as the Agent, and the other parties thereto (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement). The undersigned acknowledges and agrees that the undersigned shall have no right or obligation to inquire or verify whether any Event of Default has occurred, and notwithstanding any claim of any other Person to the contrary, the foregoing resignation shall be effective upon the Company’s receipt from you of the notice described above. The undersigned further agrees that any such notice shall be effective if delivered to the undersigned at the address set forth below (or at such other address of which the undersigned shall have notified the Agent in accordance with the notice provision set forth in the Credit Agreement).

Name:
Title:

Address:

c/o Carter Validus Operating Partnership II, LP

Two Urban Center

4890 West Kennedy Blvd., Suite 650

Tampa, Florida 33609

Attn: Todd Sakow, Chief Financial Officer

EXHIBIT “E” – Page 1